News Release

Contacts:

Integra LifeSciences Holdings Corporation
John B. Henneman, III	Investor Relations:
Corporate Vice President,	Angela Steinway
Finance and Administration,	(609) 936-2268
and Chief Financial Officer	angela.steinway@integralife.com
(609) 275-0500

Integra LifeSciences Reports Third Quarter 2013 Financial Results

Revenue In Line with Guidance

Cash Flows from Operations of $31 Million

Plainsboro, New Jersey / October 28, 2013 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the third quarter ending September 30, 2013. Total revenues for the third quarter were $213.2 million, reflecting an increase of $3.2 million over the third quarter of 2012. Currency exchange rates had a negligible effect on revenues.
"We have made significant progress on our objectives over the past several months," said Peter Arduini, Integra's President and Chief Executive Officer. "Today, we announced a definitive agreement to acquire strategic product lines for our neurosurgery business, and last week, we announced our plans to consolidate two of our manufacturing facilities and expand our product rationalization efforts, which bring us closer to achieving our growth and optimization goals. In addition, our supply chain and operations team executed very well, exceeding their regenerative medicine supply objectives, and our overall business delivered third quarter results within our guidance range."
The Company recorded a pre-tax non-cash charge for goodwill impairment of $46.7 million related to the Company's U.S. Spine reporting unit, within the U.S Spine and Other reportable segment, during the third quarter.  The Company conducts annual impairment tests during the third quarter.  A number of factors have resulted in a change in the outlook for the spine market in the U.S., including pressure from payers on utilization of certain types of procedures and on reimbursement rates and prices generally.  The change in outlook for the market, together with ongoing Company-specific challenges related to the U.S. Spine reporting unit, contributed to the decrease in the implied fair value of the unit compared with prior year.
The Company reported GAAP net loss of $(28.6) million, or $(1.02) per diluted share, for the third quarter of 2013, compared to GAAP net income of $13.2 million, or $0.46 per diluted share, for the third quarter of 2012.
Adjusted net income for the third quarter of 2013, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $20.4 million, or $0.72 per diluted share, compared to adjusted net income of $24.6 million, or $0.85 per diluted share, in the third quarter of 2012.

Integra generated $30.8 million in cash flows from operations and invested $13.2 million in capital expenditures during the quarter.
Adjusted EBITDA for the third quarter of 2013, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $38.0 million, compared to $46.0 million achieved in the third quarter last year. Adjusted EBITDA excluding stock-based compensation for the third quarter of 2013, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $40.8 million, compared to $48.3 million achieved in the third quarter last year.

Outlook for 2013
The Company expects full year 2013 revenues of $838 million to $843 million. The Company is revising its expectations for GAAP earnings per diluted share for the full year to be between $(0.56) and $(0.46) and for adjusted earnings per diluted share to be between $2.50 and $2.60.
"We are tightening our revenue guidance to the bottom end of our previous range, primarily reflecting softness in key private label products and weakness in our spine business," said Jack Henneman, Integra's Chief Financial Officer. "We have, however, kept a tight control on expenses, and are narrowing our guidance for adjusted earnings per share around our previous midpoint. We are pleased with the strong cash flows the business generated during the quarter."

In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call
Integra has scheduled a conference call for 4:30 PM ET today, Monday, October 28, 2013 to discuss financial results for the third quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 913-312-1396 and using the passcode 3221650. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through November 15, 2013 by dialing 719-457-0820 and using the passcode 3221650. The webcast will also be archived on the website.

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Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedic extremity surgery, neurosurgery, spine surgery, and reconstructive and general surgery. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net (loss)/income, GAAP and adjusted (loss)/earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, certain expenses associated with product recalls, acquisition-related charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating plan effectively, the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; global macroeconomic conditions; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2012 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period's revenues and the contribution of revenues from discontinued products in both the current and prior periods' revenues. The various measures of adjusted EBITDA consist of GAAP net (loss)/income, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net (loss)/income, excluding: (i) manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) facility optimization charges; (iv) certain employee termination charges; (v) discontinued product lines charges; (vi) acquisition-related charges; (vii) certain expenses associated with product recalls; (viii) convertible debt non-cash interest; (ix) goodwill impairment charge; (x) intangible asset amortization expense; and (xi) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Because the Company reported a GAAP net loss in the three and nine months ended September 30, 2013, the calculation of GAAP diluted weighted average shares outstanding for the third quarter and year to date 2013 periods exclude the effects of stock options and unvested restricted stock, as the effect of these equity awards would be anti-dilutive. The Company included the dilutive effects of these equity awards in the calculation of adjusted diluted weighted average shares outstanding used to calculate adjusted earnings per diluted share for the third quarter and year to date 2013 periods because their effects are dilutive in relation to adjusted net income.

Reconciliations of GAAP revenues to adjusted revenues for the quarter ended September 30, 2013 and GAAP net (loss)/income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP (losses)/earnings per diluted share to adjusted earnings per diluted share for the periods ended September 30, 2013 and 2012 appear in the financial tables in this release.
Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012
Total revenues	$213,246	$210,084

Costs and expenses:
Cost of goods sold	84,101	79,548
Research and development	13,052	13,105
Selling, general and administrative	95,933	93,077
Intangible asset amortization	3,036	4,618
Goodwill impairment charge	46,738	—
Total costs and expenses	242,860	190,348

Operating (loss) income	(29,614)	19,736

Interest income	38	100
Interest expense	(5,316)	(5,549)
Other income (expense), net	(263)	(31)
Income (loss) before income taxes	(35,155)	14,256

Income tax (benefit)/expense	(6,605)	1,045
Net (loss) income	$(28,550)	$13,211

Diluted net (loss) income per share	$(1.02)	$0.46
Weighted average common shares outstanding for diluted net (loss)/income per share	27,896	28,777

Segment revenues and growth in total revenues excluding the effects of currency exchange rates are as follows:
(In thousands)

	Three Months Ended September 30,
	2013	2012	Change
U.S. Neurosurgery	$45,114	$43,269	4%
U.S. Instruments	41,798	41,469	1%
U.S. Extremities	33,541	32,961	2%
U.S. Spine & Other	46,904	49,188	(5)%
International*	45,889	43,197	6%
Total Revenue	$213,246	$210,084	2%

Impact of changes in currency exchange rates	$119	—
Total revenues excluding the effects of currency exchange rates	$213,365	$210,084	2%

Total Revenue	$213,246	$210,084	2%
Contribution of revenues from discontinued products	3,937	4,966	(21)%
Total revenues excluding the contribution of revenues from discontinued products	$209,309	$205,118	2%

*The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument sales and private label (included in U.S. Spine & Other) product sales in those regions are managed by their respective U.S. divisions.

Items included in GAAP net (loss)/income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2013

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Goodwill (d)	Interest Exp(Inc)(e)	Tax(f)
Manufacturing facility remediation costs	$2,761	$2,761	$—	$—	$—	$—	$—
Global ERP implementation charges	4,950	—	4,950	—	—	—	—
Facility optimization charges	1,360	1,141	219	—	—	—	—
Acquisition-related charges	319	118	201	—	—	—	—
Certain employee termination charges	30	30	—	—	—	—	—
Intangible asset amortization expense	4,715	1,679	—	3,036	—	—	—
Goodwill impairment charge	46,738	—	—	—	46,738	—	—
Convertible debt non-cash interest	1,633	—	—	—	—	1,633	—
Estimated income tax impact from adjustments and other items	(13,578)	—	—	—	—	—	(13,578)
Depreciation expense*	6,730
Stock-based compensation expense	2,831

*For the period ending September 30, 2013, “Depreciation expense” excludes $225 already included in “Facility optimization charges” above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Goodwill - Goodwill impairment charge

e)	Interest (Inc)Exp - Interest (income) expense, net

f)	Tax - Income tax expense

Three Months Ended September 30, 2012
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	Interest Exp(Inc) (d)	Tax (e)
Manufacturing facility remediation costs	$3,788	$3,788	$—	$—	$—	$—
Global ERP implementation charges	4,821	—	4,821	—	—	—
Facility optimization charges	2,861	755	2,106	—	—	—
Acquisition-related charges	602	602	—	—	—	—
Certain employee termination charges	638	293	345	—	—	—
Discontinued product line charges	223	223	—	—	—	—
Intangible asset amortization expense	6,197	1,579	—	4,618	—	—
Convertible debt non-cash interest	1,787	—	—	—	1,787	—
Estimated income tax impact from adjustments and other items	(9,569)	—	—	—	—	(9,569)
Depreciation expense	7,117
Stock-based compensation expense	2,276

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest (Inc)Exp - Interest (income) expense, net

e)	Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012

GAAP net income	$(28,550)	$13,211
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	11,445	13,314
Other (income) expense, net	263	31
Interest (income) expense, net	5,278	5,449
Income tax expense (benefit)	(6,605)	1,045
Manufacturing facility remediation costs	2,761	3,788
Global ERP implementation charges	4,950	4,821
Facility optimization charges	1,360	2,861
Certain employee termination charges	30	638
Discontinued product line charges	—	223
Acquisition-related charges	319	602
Goodwill impairment charges	46,738	—

Total of non-GAAP adjustments	66,539	32,772
Adjusted EBITDA	$37,989	$45,983

Stock-based compensation	2,831	2,276

Adjusted EBITDA excluding stock-based compensation	$40,820	$48,259

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012

GAAP net (loss)/income	$(28,550)	$13,211
Non-GAAP adjustments:
Manufacturing facility remediation costs	2,761	3,788
Global ERP implementation charges	4,950	4,821
Facility optimization charges	1,360	2,861
Certain employee termination charges	30	638
Discontinued product line charges	—	223
Acquisition-related charges	319	602
Intangible asset amortization expense	4,715	6,197
Goodwill impairment charges	46,738	—
Convertible debt non-cash interest	1,633	1,787
Estimated income tax impact from adjustments and other items	(13,578)	(9,569)

Total of non-GAAP adjustments	48,928	11,348
Adjusted net income	$20,378	$24,559

Adjusted diluted net income per share	$0.72	$0.85
Weighted average common shares outstanding for diluted net (loss)/income per share	27,896	28,777

Non-GAAP adjustment for dilutive effects of equity awards	340	—

Weighted average common shares outstanding for adjusted diluted net income per share	28,236	28,777

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30, 2013	December 31, 2012

Cash and cash equivalents	$118,868	$96,938
Accounts receivable, net	113,538	114,916
Inventory, net	207,389	171,806

Bank line of credit	341,875	321,875
Convertible securities	203,265	197,672

Stockholders' equity	499,477	517,775

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to Date	Projected Year Ended
	September 30, 2013	December 31, 2013
		Low	High
GAAP net (loss)/income	$(29,160)	$(15,632)	$(12,732)
Non-GAAP adjustments:
Manufacturing facility remediation costs	7,849	8,520	8,520
Certain expenses associated with product recalls	1,444	1,444	1,444
Global ERP implementation charges	18,715	24,290	24,290
Facility optimization charges	7,030	10,500	10,500
Acquisition-related charges	993	1,240	1,240
Certain employee termination charges	30	30	30
Intangible asset amortization expense	14,669	19,380	19,380
Goodwill impairment charges	46,738	46,738	46,738
Convertible debt non-cash interest	4,865	6,490	6,490
Estimated income tax impact from adjustments and other items	(25,179)	(32,500)	(32,500)

Total of non-GAAP adjustments	77,154	86,132	86,132
Adjusted net income	$47,994	$70,500	$73,400

GAAP diluted net (loss)/income per share	$(1.05)	$(0.56)	$(0.46)
Non-GAAP adjustments detailed above (per share)	$2.75	$3.06	$3.06
Adjusted diluted net income per share	$1.70	$2.50	$2.60

Weighted average common shares outstanding for diluted net (loss) per share	27,855	27,900	27,900
Non-GAAP adjustment for dilutive effects of equity awards	345	300	300

Weighted average common shares outstanding for adjusted diluted net income per share	28,200	28,200	28,200

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2013

Item	Total Amount	COGS	SG&A	Amort.	Goodwill	Interest Exp(Inc)	Tax
Manufacturing facility remediation costs	$8,520	$8,240	$280	$—	$—	$—	$—
Certain expenses associated with product recalls	1,444	1,279	165	—	—	—	—
Global ERP implementation charges	24,290	—	24,290	—	—	—	—
Facility optimization charges	10,500	6,790	3,710	—	—	—	—
Acquisition-related charges	1,240	970	270	—	—	—	—
Certain employee termination charges	30	30	—	—	—	—	—
Intangible asset amortization expense	19,380	6,680	—	12,700	—	—	—
Goodwill impairment charges	46,738	—	—	—	46,738	—	—
Convertible debt non-cash interest	6,490	—	—	—	—	6,490	—
Estimated income tax impact from adjustments and other items	(32,500)	—	—	—	—	—	(32,500)

Source: Integra LifeSciences Holdings Corporation